UNITED STATES
SECURITY AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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MASTERCARD INCORPORATED

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Contact:
Sharon Gamsin, 1-914-249-3155, sgamsin@mastercard.com
MasterCard Announces Plans for
New Governance and Ownership
Moves to Broaden Ownership and
Create a Board with a Majority of Independent Directors
Purchase, NY, August 31, 2005 - MasterCard Incorporated today announced plans for a new corporate governance and open ownership structure that will include the appointment of a new board of directors comprised of a majority of independent directors, the establishment of a charitable foundation and a transition to being a publicly traded company.
Under the new corporate governance and ownership structure, MasterCard’s current shareholders, approximately 1,400 financial institutions worldwide, are expected to retain a 41% equity interest in MasterCard Incorporated through their ownership of non-voting Class B common stock. In addition, existing shareholders will receive Class M common stock that will have no economic rights but will provide them with certain rights, including the right to elect several directors from financial institutions around the world.
MasterCard also intends to issue shares of voting Class A common stock to public investors through an initial public offering. Upon successful completion of the offering, these public investors will hold shares representing an expected 49% of the company’s equity and 83% of its voting rights. Additional shares of Class A common stock, representing an expected 10% of the company’s equity and the remainder of its voting rights, will be issued to a new MasterCard charitable foundation.
MasterCard intends to use a portion of the net proceeds from the proposed initial public offering to redeem shares of Class B common stock from its existing financial institution shareholders. Implementation of the new corporate governance and ownership structure is subject to various contingencies, including shareholder approval and the requisite regulatory filings.
This press release is not an offer to sell, nor a solicitation of an offer to buy, any securities. Any offer will be made only by means of a prospectus contained in a registration statement that will be filed with the U.S. Securities and Exchange Commission.
Additional Information and Where You Can Find It:
This communication is being made in respect of MasterCard’s proposed new corporate governance and ownership structure, including the proposed amendment and restatement of the certificate of incorporation and by-laws of MasterCard Incorporated (the “Proposals”). In connection with the Proposals, MasterCard Incorporated intends to prepare a proxy statement for its shareholders to be filed with the U.S. Securities and Exchange Commission (SEC) and may be filing other documents regarding the Proposals with the SEC as well. Before making any voting decision, shareholders are urged to read the proxy statement regarding the Proposals and any other relevant documents carefully in their entirety when they become

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August 31, 2005
available because they will contain important information about the Proposals and the related transactions. The final proxy statement will be mailed to MasterCard Incorporated’s shareholders. The proxy statement and any other documents (when they are available) will be available free of charge at the SEC’s Internet site (http://www.sec.gov). The proxy statement and any other documents (when they are available) may also be obtained for free by accessing MasterCard Incorporated’s website at www.mastercard.com under the tab “Company Info” and then under the headings “Corporate Overview” and “SEC Filings.”
MasterCard Incorporated and its directors, officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the Proposals. Information regarding MasterCard Incorporated’s directors and executive officers is available in MasterCard Incorporated’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 25, 2005. Additional information regarding the interests of the potential participants in the solicitation of MasterCard Incorporated shareholders in connection with the Proposals will be set forth in the proxy statement when it is filed with the SEC.
Forward-Looking Statements:
Statements contained in this communication that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, statements about the benefits of the Proposals and the related transactions and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of MasterCard Incorporated’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of MasterCard Incorporated. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual outcomes may differ materially from the anticipated outcomes discussed in these forward-looking statements.
The following factors, among others, could cause actual outcomes to differ materially from the anticipated outcomes or other expectations expressed in the forward-looking statements: changes in global, political and economic conditions; legal or regulatory developments; failure to obtain shareholder approval for the Proposals; and changing market conditions. Additional factors that could cause actual outcomes to differ materially from those expressed in the forward-looking statements are discussed in MasterCard Incorporated’s 2004 Annual Report on Form 10-K filed with the SEC on March 2, 2005, and are available at the SEC’s Internet site (http://www.sec.gov). MasterCard Incorporated disclaims any obligation to publicly update or revise any forward-looking information.
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